SCHEDULE 14A

                    INFORMATION REQUIRED IN PROXY STATEMENT

                           SCHEDULE 14A INFORMATION

               PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant                      [X]
Filed by a Party other than the Registrant   [ ]

Check the appropriate box:

[  ]  Preliminary Proxy Statement            [ ]  Confidential, For Use of the
                                                  Commission Only (as Permitted
                                                  by Rule 14a-6(e)(2))

[X]   Definitive Proxy Statement
[ ]   Definitive Additional Materials
[ ]   Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12



                               -----------------

                      CONTINENTAL HEALTH AFFILIATES, INC.



               (Name of Registrant as Specified in its Charter)
                               -----------------

Payment of Filing Fee (Check the appropriate box):

[X]   No fee required.
[ ]   Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

      (1)   Title of each class of securities to which transaction applies:
      (2)   Aggregate number of securities to which transaction applies:
      (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
      (4)   Proposed maximum aggregate value of transaction:
      (5)   Total fee paid:
[ ]   Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

      (1)   Amount Previously Paid:
      (2)   Form, Schedule or Registration Statement No.:
      (3)   Filing Party:
      (4)   Dated Filed:

                    CONTINENTAL HEALTH AFFILIATES, INC.

                              910 SYLVAN AVENUE
                     ENGLEWOOD CLIFFS, NEW JERSEY 07632

                                  ---------

                  Notice of Annual Meeting of Stockholders

                               January 26, 1998

                                  ----------


To the Stockholders of CONTINENTAL HEALTH AFFILIATES, INC.

          Notice is hereby given that the Annual Meeting of Stockholders of Continental Health Affiliates, Inc., will be held at the RIHGA Royal Hotel, 151 West 54th Street, New York, New York on January 26, 1998 at 10 A.M., for the following purposes:

          1.      To elect six directors for the ensuing year.

          2.      To  consider  and  act  upon  a  proposal  to  amend  the
                  Company's  certificate  of  Incorporation  in   order  to
                  effectuate a reverse stock split.

          3. To transact such other business as may properly come before the meeting.

          Only stockholders of record at the close of business on December 12, 1997 will be entitled to notice of or to vote at the meeting or any adjournments of the meeting. The Company's transfer books will not be closed.

          IF  YOU  DO  NOT  INTEND TO BE PRESENT IN  PERSON  AT  THE MEETING,
PLEASE SIGN AND PROMPTLY RETURN THE ENCLOSED PROXY. IF YOU ATTEND THE MEETING AND VOTE IN PERSON, THE PROXY WILL NOT BE USED.


                                           By Order of the Board of Directors


                                                             ISRAEL INGBERMAN
                                                                    Secretary


December 17, 1997

                              PROXY STATEMENT

                                -----------

                     CONTINENTAL HEALTH AFFILIATES, INC.


     The accompanying Proxy is solicited by the Board of Directors of Continental Health Affiliates, Inc. (the "Company"). All shares represented by proxies will be voted in the manner designated. If no designation is made on a proxy, it will be voted for the election of the six directors named below. This Proxy Statement and the accompanying form of Proxy are being mailed to the Company's stockholders on or about December 19, 1997.


                                 REVOCATION

     Execution and delivery of the enclosed proxy will not affect the right of any person to attend the meeting and vote in person. Any stockholder who gives a proxy has the power to revoke it at any time before it is voted by delivery of a written instrument of revocation or a duly executed proxy bearing a later date to the Secretary of the Company, 910 Sylvan Avenue, Englewood Cliffs, New Jersey 07632, or at the meeting. The presence of a stockholder at the meeting will not operate to revoke a proxy, but the casting of a ballot by a stockholder who is present at the meeting will revoke a proxy as to the matter on which the ballot is cast.


                             SOLICITATION EXPENSES

     The Company will bear the cost of soliciting proxies. Proxies are being solicited by mail and, in addition, directors, officers and employees of the Company may solicit proxies personally or by telephone or telegraph. The Company will reimburse custodians, brokerage houses, nominees and other fiduciaries for the cost of sending proxy material to their principals.


                               VOTING SECURITIES

     Only stockholders of record at the close of business on December 12, 1997 will be entitled to vote at the meeting. The outstanding voting securities of the Company on that date were 10,212,844 shares of Common Stock. Each of the outstanding shares is entitled to one vote. Jack Rosen, Joseph Rosen and Israel Ingberman, who together own 27% of the Common Stock (including stock held by their wives as custodians for their children and by their children), intend to vote for the election to the Board of Directors of all the nominees named in the section of this Proxy Statement captioned "Election of Directors" and intend to vote in favor of the proposal regarding an amendment to the Certificate of Incorporation in order to effectuate a reverse stock split.

                               PRINCIPAL STOCKHOLDERS


     The following table contains information concerning the ownership of the Company's voting securities on December 12, 1997 by the only persons who owned of record or, insofar as the Company is aware, owned beneficially more than 5% of any class of the Company's voting securities:

----------------------------------------------------------------------------------------
                                               Amount and Nature
                  Name and Address                    of
Title of Class    Of Beneficial Owner         Beneficial Ownership      Percent of Class
----------------------------------------------------------------------------------------

Common Stock      Jack Rosen                      1,457,400 shares          13.6%
                  910 Sylvan Avenue                         (a)(b)
                  Englewood Cliffs, NJ  07632

Common Stock      Colonial Management               530,000 shares           5.2%
                  Associates, Inc.
                  1 Financial Center
                  Boston, MA  02111

Common Stock      Michael Klein                     939,160 shares           9.3%
Preferred Stock   100 Shoreline Highway               3,305 shares          23.8%
                  Building A, Suite 190
                  Mill Valley, CA 94941

Common Stock      U.S. Management, Inc.             541,176 shares           5.3%
                  129 South 8th Street
                  Brooklyn, NY  11211

Common Stock      Private Opportunity               775,000 shares           7.6%
                  Partners, II Ltd.
                  201 South Biscayne Blvd.,
                  Suite 2950
                  Miami, FL  33131

Common Stock      Israel Ingberman                  875,372 shares           8.6%
                  910 Sylvan Avenue
                  Englewood Cliffs, NJ  07036

Common Stock      Joseph Rosen                      922,827 shares           9.0%
                  910 Sylvan Avenue                         (b)(c)
                  Englewood Cliffs, NJ  07632
____________________
(a)     Includes shares of Common Stock issuable on exercise of outstanding stock options as follows:  Jack Rosen 500,000 shares.
(b)     Includes  shares  of common stock held by children as follows: Jack
        Rosen, 19,500 shares, Joseph  Rosen,  9,750  shares,  and Israel Ingberman,
        41,666 shares.
(c)     Includes  19,500  shares  of  Common  Stock held as  custodian  for children.

     As of December 12, 1997, the Company's directors, its chief executive officer, its other executive officers whose cash compensation exceeded $100,000 during the fiscal year ended June 30, 1997, and all its officers and directors as a group, beneficially owned the following numbers of shares of voting securities of the Company:

----------------------------------------------------------------------------------------
                                               Amount and Nature
                                                      of
Title of Class    Name of Beneficial Owner     Beneficial Ownership     Percent of Class
----------------------------------------------------------------------------------------

Common Stock      Jack Rosen                      1,457,400 shares          13.6%
                                                            (a)(c)

Common Stock      Carl D. Glickman                96,000 shares (a)           (b)

Common Stock      Israel Ingberman                  875,072 shares (c)       8.6%

Common Stock      Joseph Rosen                      922,827 shares           9.0%
                                                            (c)(d)

Common Stock      Bruce Slovin                  112,000 shares (a)           1.1%

Common Stock      Joseph M. Giglio              115,517 shares (a)           1.1%

Common Stock      Benjamin Geizhals              17,000 shares (a)            (b)

Common Stock      All directors and           3,596,116 shares (a)          32.6%
                    Executive officers
                    as a group (8 persons)
____________________
(a)     Includes shares of Common Stock issuable on exercise of outstanding stock options as follows:  Mr. Rosen  500,000  shares;  Mr. Giglio, 105,000 shares;  Mr.  Glickman,  95,000  shares;  Mr. Slovin, 105,000  shares;  Mr.
        Geizhals, 17,000 shares; all directors and  executive  officers as a group,
        822,000 shares.
(b)     Less than 1%.
(c)     Includes shares of common stock held by children  as  follows: Jack
        Rosen,  19,500  shares,  Joseph  Rosen,  9,750 shares and Israel Ingberman,
        41,666 shares.
(d)     Includes shares of Common Stock held  as Custodian for children, as follows:  Jack Rosen, 125,000 shares, Joseph Rosen,  144,500 shares, Israel
        Ingberman 83,333 shares.

     On December 12, 1997, Cede & Co. owned of record 6,608,873 shares of the Company's Common Stock, constituting 64.7% of the outstanding Common Stock. The Company understands those shares were held beneficially for various brokerage houses, some of whom may in turn have been holding shares beneficially for customers.

                           ELECTION OF DIRECTORS

Nominees for Election

     It is the intention of the people named in the accompanying proxy to vote for the following people as directors of the Company (except as otherwise directed in proxies which are submitted), to hold office until the next annual meeting of stockholders and until their successors are elected and qualify:

                                                        Served on
                                                       the Board of
                                                        Directors
         Name                         Age                  Since
         ----                         ---              ------------
Jack Rosen........................... 51 .................. 1981
Joseph Rosen......................... 46 .................. 1981
Israel Ingberman..................... 51 .................. 1981
Joseph Giglio........................ 56 .................. 1981
Bruce Slovin......................... 61 .................. 1988
Carl D. Glickman..................... 71 .................. 1989

     Jack Rosen has served as the chief executive officer (the President or Chairman of the Board) and as a Director of the Company since its incorporation in 1981 and of its subsidiaries from their respective dates of incorporation, the first of which was in 1976. Mr. Rosen is also the President and a Director of CompreMedx Corporation ("CompreMedx"), an 89.1% owned subsidiary of the Company, and the Chairman of the Board of Directors and Chief Executive Officer of Infu-Tech, Inc. ("Infu-Tech"), a 58% owned subsidiary of the Company. He is actively engaged, together with Joseph Rosen and Israel Ingberman, who are officers and directors, and along with Jack Rosen, are the three principal stockholders of the Company (the "Principal Stockholders"), in a variety of enterprises, including real estate development and hotel ownership (the "Rosen-Ingberman Enterprises"). Jack Rosen is the brother of Joseph Rosen.

     Joseph Rosen has served as a Vice President and as a Director of the Company since its incorporation in 1981 and as a director and officer of all its subsidiaries (including CompreMedx and Infu-Tech) from their respective dates of incorporation. He became an Assistant Secretary of the Company in March 1983. He is actively engaged, together with the other Principal Stockholders, in the Rosen-Ingberman Enterprises and with Israel Ingberman in nursing home ownership and management ("R-I nursing homes"). He is the brother of Jack Rosen.

     Israel Ingberman has served as Secretary, Treasurer and as a Director of the Company since its incorporation in 1981 and as a director and officer of all its subsidiaries (including CompreMedx and Infu-Tech) from their respective dates of incorporation. He is actively engaged, together with the other Principal Stockholders, in the Rosen-Ingberman Enterprises and in the R-I nursing homes with Joseph Rosen.

        Joseph M. Giglio has been a director of the Company since January 1983 and is also a Director of Infu-Tech. Since December 1993, he has been serving as the Chairman of Apogee Research, Inc., an infrastructure consulting firm. From December 1993 until August 1994, he was the Senior Advisor to the First Southwest Company. From April 1992 to November 1993, he was an Executive Vice President of Smith Barney & Co. And from June 1991 to April 1992, he was a Managing Director of that firm. From January 1990 to June 1991, he was the President of Chase Municipal Securities, Inc., an affiliate of The Chase Manhattan Bank, N.A. From August 1988 through December 1989, Mr. Giglio was a Senior Vice President at Chase Securities, Inc. in the Municipal Finance Division. For more than five years prior to joining Chase, Mr. Giglio was the Senior Managing Director of the Public Finance Department at Bear Stearns & Co., Inc. Mr. Giglio served as Chairman of the National Council on Public Works Improvement, which released its final report, "Fragile Foundation," in February 1988. Mr. Giglio chaired the U.S. Senate Budget Committee's Private Sector Advisory Panel on Infrastructure Financing. He serves on the board of directors of The Hudson Institute. Mr. Giglio has served as an Associate Professor of Finance at New York University. He is a graduate of Rutgers University, and holds a Master of Public Administration degree from New York University and a Master's degree in Business from Columbia University.

     Carl D. Glickman has been a director of the Company since August 1989 and is also a Director of Infu-Tech. Since 1953, he has been the president of The Glickman Organization, a real estate ownership and management company. In addition, Mr. Glickman is a director of Bear Stearns Companies, Inc. (an investment banking company), Jerusalem Economic Corporation (an Israeli real estate company), Alliance Tyre and Rubber Co. (an Israeli tire manufacturer), Franklin Holdings, Inc. (an investment company), Lexington Corporate Properties, Inc. (a real estate investment trust), Modern Video Co. (a motion picture production company) and Office Max, Inc. (an office supply retailer).

     Bruce Slovin has been a Director of the Company since June 1988 and is also a Director of Infu-Tech. Mr. Slovin is a graduate of Harvard Law School and Cornell University. Since 1980, he has been president and a director of MacAndrews & Forbes Group, Inc., an industrial holding company. Since 1985, he has been president and a director of Revlon Group Incorporated, a consumer products holding company. In addition, Mr. Slovin is a director of Andrews Group Incorporated (industrial holding company), M&F Worldwide Corp., (producer of licorice extract and other flavoring agents), Cantel Industries, Inc. (distributor of medical equipment) and The Coleman Company, Inc. (outdoor recreational equipment manufacturer).

Vote Required

     The election of a director requires a plurality of the votes cast for the position on the Board of Directors. Because no minimum vote is required, shares which are present at the meeting but are not voted (whether due to abstentions or otherwise) will not directly affect the outcome of the election.

                           EXECUTIVE COMPENSATION

     The following table sets forth the compensation received during each of the years ended June 30, 1997, 1996 and the six months ended June 30, 1995, by the Company's chief executive officer and its other executive officers whose annual salary and bonus during fiscal 1997 totaled more

                                          SUMMARY COMPENSATION TABLE
-------------------------------------------------------------------------------------------------------------------------
                                               Annual Compensation              Long-Term Compensation
                                       --------------------------------   --------------------------------
                                                                          Awards                   Payouts
                                                                          --------------------------------
                                                                 Other
                                                                 Annual     Restricted   Options/    LTIP       All Other
Name and Principal                        Salary      Bonus      Compen-      Stock        SARs     Payouts      Compen-
     Position                    Year       ($)        ($)       sation      Award(s)       (#)       ($)         sation
                                                                  ($)          ($)                                 ($)
-------------------------------------------------------------------------------------------------------------------------
Jack Rosen, Chairman,             1997    368,000**   $150,000**
  President and Chief             1996    300,000**   None        None        None        None        None        None
  Executive Officer               1995*   150,000**   None
-------------------------------------------------------------------------------------------------------------------------
Israel Ingberman, Treasury,       1997    150,000
  Secretary and  President of     1996    150,000
    TNS Nursing Homes, Inc.       1995*    75,000     None        None        None        None        None        None
-------------------------------------------------------------------------------------------------------------------------
S. Colin Neill                    1997    147,212                                        25,000
  Vice President and              1996       --       None        None        None          --        None        None
  Chief Financial Officer         1995*      --                                             --
-------------------------------------------------------------------------------------------------------------------------
Benjamin Geizhals,                1997    137,712                                         5,000
  Vice President                  1996    130,000     None        None        None        2,000       None        None
                                  1995*    65,000                                           --
-------------------------------------------------------------------------------------------------------------------------
*       Six months ended June 30, 1995
**      Includes compensation paid by Infu-Tech

Directors' Fees

     Since 1993, the directors have waived directors' fees (which, prior to 1993, had been paid to directors who were not employees at the rate of $10,000 plus $500 for each directors' meeting attended). Since 1994 directors have received options in consideration of their waiver of directors fees. In January 1997 the Board of Directors approved the annual grant of options to purchase 10,000 shares of the Company's common stock to each of the independent directors.

Option Plans

     The following table sets forth certain information with regard to options granted during the year ended June 30, 1997 to the Company's executive officers:

                                        OPTION GRANTS IN LAST FISCAL YEAR
----------------------------------------------------------------------------------------------------------------
                                                                                   Potential Realizable Value at
                                                                                     Assumed Annual Rates of
                                                                                   Stock Price Appreciation For
   Individual Grants                                                                        Option Term
-----------------------------------------------------------------------------------------------------------------
                      Number of     Percent of Total
                      Securities       Options/SARs
                      underlying        Granted to     Exercise or
                      option/SARs      Employees in    Base Price     Expiration
        Name          Granted (#)    Fiscal Year (%)      ($/Sh)         Date          5% ($)           10% ($)
-----------------------------------------------------------------------------------------------------------------
Benjamin Geizhals       5,000             3.4             2.22         10/18/06          7,000          17,000
-----------------------------------------------------------------------------------------------------------------
S. Colin Neill         25,000             17%             2.17         07/08/06         34,000          86,500

     The following table sets forth certain information with regard to exercises of options during year ended June 30, 1997 and the number of options held at June 30, 1997.

                             AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                                    AND FISCAL YEAR-END OPTION VALUES
-------------------------------------------------------------------------------------------------------------------
                                                                 Number of Securities        Value of Unexercised
                                                                 Underlying Unexercised          in-the-Money
                                                                      Options                       Options
                                                                 at Fiscal Year-End*          at Fiscal Year End
                                                                        (#)                           ($)**
                                                                ---------------------------------------------------
                          Shares                    Value
Name                    Acquired on                Realized          Exercisable(E)/            Exercisable(E)/
                        Exercise (#)                  ($)            Unexercisable(U)           Unexercisable(U)
-------------------------------------------------------------------------------------------------------------------
Jack Rosen                 --                         --                 500,000(E)                 $875,000(E)
                                                                               0(U)                        0(U)
-------------------------------------------------------------------------------------------------------------------
Benjamin Geizhals          --                         --                  17,000(E)                 $25,025*(E)
                                                                               0(U)                        0(U)
-------------------------------------------------------------------------------------------------------------------
S. Colin Neill             --                         --                  25,000(E)                  $14,500(E)
                                                                               0(U)                        0(U)
-------------------------------------------------------------------------------------------------------------------
*       The Corporation has not granted any stock appreciation rights.
**      Based  upon the amount by which the high bid price of the Company's
        Common Stock on June 30, 1997 ($2.75 per share) exceeded the exercise price of the options.

Compensation Committee Interlocks and Insider Participation in Compensation Decisions

     Transactions between the Company and members of its Board of Directors during 1997 were as follows:

     Early in 1990 a dispute over management fees between the Company and three nursing homes owned by the Principal Stockholders was resolved by the nursing homes' agreeing to pay a total of $1,940,000 in satisfaction of
all their December 31, 1989 obligations  to  the  Company.   In early 1992,
the settlement agreement between the Company and the three nursing homes was modified to provide that the then-existing balance of $1,046,000 would be paid in sixteen equal quarterly payments of $76,000 each (which included interest at 7 1/2% and principal) beginning June 15, 1992 and continuing
through March 15, 1996.   The balances remaining on the modified settlement
agreement at December 31, 1994  and 1993 (including accrued interest due to
payment delinquencies) were $839,000  and  $783,000.   In  January 1995 the
settlement agreement was further modified to provide for a $227,000 principal and interest payment to be made on or before March 30,1995 with the remaining balance of $626,000 to be paid in twelve equal quarterly installments of $60,000 each (including interest at 8 1/2%) beginning July 1, 1995 and continuing through March 31, 1998. In June 1997, a credit of $300,000 was applied against the balance then due, because the purchase price obtained by the Company for the sale of one of its properties was enhanced by $300,000 due to the contemporaneous sale of a property owned by
the principal stockholders to the same  buyer.   As  of  June 30, 1997, the
balance was $326,000 including interest and scheduled payments of $88,000 were in arrears.

     At June 30, 1997, the Company was owed a total of $246,000 from two entities owned by the Principal Stockholders resulting from loans to the entities from various corporations which now are subsidiaries of the Company, but which were not owned by the Company when the loans were made. The Company is also owed $15,000 for health insurance premiums and other charges with regard to the R-I nursing homes.

     During 1997, the Company (including its Infu-Tech subsidiary) was charged $46,000 by a corporation owned by Jack Rosen for use of an airplane owned by that corporation. The Company believes the rates it was charged for use of that airplane were lower than those which would have been available from an independent charter company for use of a similar airplane.

     During 1997, Carl Glickman, a director of the Company and Infu-Tech, was paid $59,000 by the Company for financial consulting fees, including his $5,000 fee as a director of Infu-Tech.

                     REPORT OF THE COMPENSATION COMMITTEE

     During the year-ended June 30, 1997, the Company's Compensation Committee reviewed and approved the compensation of the Chairman of the Board/Chief Executive Officer. Executive officers have been hired by the chief executive officer. Because of the level of compensation of the officer received salary and bonus totaling more than $150,000 during fiscal year ending June 30, 1997), the compensation of the executive officers other than the chief executive officer himself has been set by the chief executive officer without consultation with, or action by, the Compensation Committee.

     Stock options have been granted by a committee of the Company's Board of Directors, of which the Chief Executive Officer is a member, in accordance with recommendations by the Chief Executive Officer. A total of 147,000 stock options were granted in 1997 to persons other than the chief executive officer. These options were granted to provide the officers to whom they were granted with incentives related to the performance of the Company's stock.

     In October 1996, the Chief Executive Officer's employment agreement was renegotiated and extended to July 31, 2000 (in August 1995, it had been renegotiated and extended to July 1998). The salary was set at $400,000 (including compensation paid by Infu-Tech). The agreement includes a bonus provision (negotiated in 1995) based upon (a) 2% of the Company's net income and (b) 2% of the amount of any increase over 300% in market cap over a May 1995 base. In October 1996, the Chief Executive Officer was granted a $150,000 bonus (including $75,000 paid by Infu-Tech). The renegotiation and extension of the employment agreement, as well as the bonus, were proposed by the non-employee directors of the Company in recognition of the Company's performance during the year-ended June 30, 1996.

     In January 1994, the Chief Executive Officer was granted a seven-year option to purchase 500,000 shares of the Company's Common Stock for $1 per share. This option was proposed by the non-employee directors of the Company in recognition that a 1993 financial restructuring of the Company, which included the issuance of common and preferred stock in exchange for debt, had substantially reduced the percentage of the Company's stock owned by the Chief Executive Officer. These directors felt that, in view of the substantial effort that restructuring required, and the substantial benefit to the Company from the restructuring, it would be appropriate to give the Chief Executive Officer an option which, if exercised, would restore the Chief Executive Officer's stock ownership to approximately the same percentage of the outstanding Common Stock that he owned before the restructuring (approximately 16%).

     During 1992, in anticipation of a public offering of stock of Infu-Tech, Inc. which reduced the Company's ownership of Infu-Tech from 100% to 58%, it was decided that Infu-Tech would pay the Chief Executive Officer $100,000 per year for acting as Chief Executive Officer of Infu-Tech, and that his salary from the Company would be reduced by that amount. This allocation of the Chief Executive Officer's salary between the Company and Infu-Tech was approved by the Board of Directors of Infu-Tech, which at the time consisted of the chief executive officer of the
Company and the other two Principal Stockholders (one of whom is the Chief Executive Officer's brother). At the time the Board of Directors of the Company voted to approve the public offering of Infu-Tech stock, it was aware that the Chief Executive Officer's total compensation from the Company and Infu-Tech would remain at $300,000 per year, with $200,000 paid by the Company and $100,000 paid by Infu-Tech. Although the Board of Directors of the Company was not asked to take action with regard to this arrangement, it did not object to it.

                                                CARL GLICKMAN
                                                BRUCE SLOVIN
                                                JOSEPH GIGLIO

                        BOARD MEETINGS AND COMMITTEES

     The Company's Board of Directors met six times during the year-ended June 30, 1997. All the directors attended all of these meetings, except Mr. Giglio, who attended five meetings, Mr. Glickman, who attended five meetings, and Mr. Slovin, who attended four meetings. The Company has an Audit Committee consisting of Joseph Giglio, Carl D. Glickman and Bruce Slovin. The principal functions of this Committee are reviewing arrangements for and scope of the engagement of the Company's independent auditors and reviewing with those auditors any concerns they may have about the Company's financial reporting or internal controls. The Audit
Committee met one time during 1997. The Company has a Compensation Committee consisting of Joseph Giglio, Carl D. Glickman and Bruce Slovin. The principal functions of this committee are to review and approve the compensation of the Chief Executive Officer and review the compensation of the other officers of the Company. The Compensation Committee met two times during 1997. There also is a subcommittee of the Board of Directors which considers and grants stock options, consisting of Jack Rosen, Joseph Rosen and Israel Ingberman. The subcommittee informally met several times in 1997. No formal meetings were held by the subcommittee. All members of the subcommittee attended all the informal meetings.


                    PROPOSAL REGARDING A REVERSE SPLIT

     The Company proposes to effect a one-for-three reverse split of its Common Stock (the "Reverse Split"), which will cause each outstanding share of Common Stock to become one-third of a share. The Reverse Split will affect all the outstanding Common Stock, and therefore will not change the proportionate holdings of any of the Company's stockholders. The Reverse-Split will be carried out by the Company's amending its Certificate of Incorporation to provide that (a) each outstanding share of Common Stock, par value $.02 per share, of the Company will become one-third of a share of Common Stock, par value $.06 per share, and (b) the name of the Company will be changed to "Kuala Healthcare, Inc." A copy of the Company's Restated Certificate of Incorporation, as proposed to be amended, is attached as Exhibit A.

     The reason the Company wants to do the Reverse Split is to increase the market price per share of the Company's Common Stock. In June 1997, the Common Stock was admitted to trading on the NASDAQ Small-Cap market. However, due to a change in the requirements for eligibility to be traded on the NASDAQ Small-Cap market, NASDAQ will not permit the Common Stock to continue to be traded in that market unless it trades for a significant period of time at a trading price of at least $4.00 per share. Since the Common Stock was admitted to trading on the NASDAQ Small-Cap market its trading price has been between $3.25 and $1.875. The last reported sale price of the Common Stock on December 16, 1997 was $2.69. The Company believes it is beneficial to its stockholders to have the Common Stock traded on the NASDAQ Small-Cap market. Therefore, the Company's Board of Directors approved the Reverse Split. In theory, the Reverse Split should cause the trading price of a share of Common Stock after the Reverse Split to be three times what it would have been if the Reverse Split had not taken place. However, this will not necessarily be the case.

     NASDAQ has made a preliminary determination to terminate trading in the Common Stock on its Small-Cap market. A hearing on that determination is scheduled for November 19, 1997. The Company hopes that, based on the Company's decision to effect the Reverse Split if its stockholders approve it, NASDAQ will rescind its determination, subject to the Reverse Split's being approved and taking place. If NASDAQ does not rescind the determination, the Board of Directors will decide whether the Company should nonetheless effect the Reverse Split. If the Board of Directors decides that the Company should not effect the Reverse Split, the proposal regarding the Reverse Split will not be presented to the meeting, and therefore proxies will not be voted with regard to the Reverse Split. However, because the proposal to approve the Reverse Split may be presented to the meeting even if the Reverse Split will not result in continued trading of the Common Stock on the NASDAQ Small-Cap market, in deciding whether to vote for the proposal, stockholders should not base their decision solely on the possibility that the Reverse Split will enable the Common Stock to continue to be traded on the NASDAQ Small-Cap market.

     In connection with the Reverse Split, cash will be paid in lieu of fractional shares at the rate of $.896 per full post-Reverse Split share.

     Following the Reverse Split, the Company's stockholders will be asked to exchange the certificates representing their pre-Reverse Split shares for certificates representing post-Reverse Split shares. When certificates representing pre-Reverse split shares are surrendered for exchange, the holders will receive any cash in lieu of fractional shares to which they may be entitled (without interest). When certificates representing pre-Reverse Split shares are presented for transfer, the transferee will receive certificates representing the number of post-Reverse Split shares into which the pre-Reverse Split shares were combined. The reason the Company's name is being changed in connection with the Reverse Split is to reduce the likelihood that stockholders who have not exchanged the certificates representing their pre-Reverse Split shares for stock certificates representing post-Reverse Split Shares will think they still own the pre-Reverse Split number of shares.

        The Reverse Split will not affect the proportionate interests of stockholders in the net assets or operating results of the Company. It will, however, alter the per share interests in the Company's net assets and operating results to reflect the reduced number of shares which will result from the Reverse Split (i.e., to make them three times what the per share net assets and operating results of the Company were immediately before the Reverse Split).

        Because the Reverse Split will reduce the number of outstanding shares of Common Stock, but will not reduce the number of shares the Company is authorized to issue, the Reverse Split will increase the number of shares the Company can issue without approval of its stockholders. The Company is authorized to issue 15,000,000 shares of Common Stock and, after the Reverse Split, will have approximately 3,376,000 shares outstanding. The Board of Directors believes an increase in the number of shares the Company can issue without requiring shareholder approval is appropriate. Those shares will be available for issuance, among other things, in connection with employee incentive plans or acquisitions (although the Company is not currently engaged in any discussions regarding acquisitions which would involve the issuance of stock).

Vote Required

     Approval of the amendments to the Company's Certificate of Incorporation, and therefore approval of the Reverse Split, requires the affirmative vote of the holders of a majority of the outstanding shares of Common Stock which are entitled to vote at the meeting.

     IT IS IMPORTANT THAT ALL STOCKHOLDERS VOTE WITH REGARD TO THE PROPOSAL REGARDING THE REVERSE SPLIT. A FAILURE TO VOTE HAS THE SAME EFFECT AS A VOTE AGAINST THE REVERSE SPLIT.

     The Board of Directors recommends a vote FOR this Proposal.


                               FILING OF REPORTS

     To the best of the Company's knowledge, no director, officer, or beneficial owner of more than 10% of the Company's stock failed to file
on  a  timely  basis  reports  required   by   16(a)  of  the   Securities
Exchange Act of 1934, as amended, during the year ended June 30, 1997.


                            INDEPENDENT ACCOUNTANTS

     KPMG Peat Marwick audited the accounts of the Company for 1997. The Company has not yet determined who will audit its accounts for 1998.

     A representative of KPMG Peat Marwick is expected to be present at the stockholders meeting, will be given an opportunity to make a statement if so desired and will be available to respond to appropriate questions.


                                  OTHER MATTERS

     The management knows of no matters other than the ones described above which will be presented for action at the meeting. If any other matters properly come before the meeting, or any adjournments, the people voting the management proxies will vote them in accordance with their best judgement.

                  STOCKHOLDER PROPOSALS FOR THE NEXT ANNUAL MEETING

     Stockholder  proposals  intended   to  be presented at the 1998 Annual
Meeting must be received not later than August 31, 1998. Proposals should be addressed to the Secretary of the Company, 910 Sylvan Avenue, Englewood Cliffs, New Jersey 07632 and should be sent Certified Mail-Return Receipt Requested.


                                         By order of the Board of Directors


                                                           ISRAEL INGBERMAN
                                                                  Secretary

                                 EXHIBIT A

                           CERTIFICATE OF AMENDMENT

                                     OF

                         CERTIFICATE OF INCORPORATION

                                     OF
                     CONTINENTAL HEALTH AFFILIATES, INC.



          The  undersigned,  the  Chairman   of   the  Board of Continental
Health Affiliates, Inc. (the "Corporation"), a Delaware corporation, certifies as follows:

     1. At duly called meetings of the Corporation's Board of Directors held on December 4, 1997 and December 17, 1997, at each of which a quorum was present at all times, the Board of Directors adopted and declared advisable the amendments to the Corporation's Certificate of Incorporation described in Paragraph 3.

      2. At the Annual Meeting of Stockholders of the Corporation held on January 26, 1998, at which a quorum was present or represented by proxy at all times, the amendments to the Corporation's Certificate of Incorporation described in Paragraph 3 were adopted by the vote of a majority of the shares of outstanding stock entitled to vote on it. Therefore, those amendments were duly adopted in accordance with Section 242 of the General Corporation Law of the State of Delaware.

      3.      The   Amendments   to  the   Corporation's   Certificate   of
Incorporation which were adopted as described in Paragraphs 1 and 2 were as follows:

      A.      To  amend Article 1  of  the   Corporation's  Certificate  of
Incorporation so that, as  amended, Article 1 reads as follows:

               1.    The name of  the Corporation is Kuala Healthcare, Inc.

      B. To amend Article 4 of the Corporation's Certificate of Incorporation so that, as amended, Article 4 reads as follows:

               4. The total number of shares of stock which the corporation shall have the authority to issue is 16,000,000 shares, of which 15,000,000 shares, with a par value of $.06 per share, will be common stock, and 1,000,000 shares, with a par value of $.02 per share, will be preferred stock.

                       The Board of Directors may cause the preferred stock to be issued from time to time in one or more series. The designations and the powers, preferences and rights, and the qualifications, limitations or restrictions of the preferred stock and each series thereof, including, without limitation, voting rights, if any, and conversion rights, if any, shall be determined by the Board of Directors.

     4. The shares of common stock, par value $.02 per share, which are outstanding immediately before this Certificate of Amendment is filed with the Secretary of State of Delaware will be combined so that, when this Certificate of Amendment is filed with the Secretary of State of Delaware, each three shares of common stock, par value $.02 per share, will become one share of common stock, par value $.06 per share, with any holder who would be entitled to a fraction of a share as a result of the combination receiving, in lieu of that fraction of a share, cash in an amount determined by the Board of Directors

            IN WITNESS WHEREOF,  I  have signed this Certificate on January
   , 1998.

                                       _____________________________

CONTINENTAL HEALTH AFFILIATES, INC.                                       PROXY

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
      The undersigned stockholder of CONTINENTAL HEALTH AFFILIATES, INC., hereby appoints JACK ROSEN, JOSEPH ROSEN and ISRAEL INGBERMAN, or any of them present, with full power of substitution, as attorneys and proxies of the undersigned to appear at the Annual Meeting of Stockholders of CONTINENTAL HEALTH AFFILIATES, INC., to be held on January 20, 1998, and at any and all adjournments of that meeting, and there to act for the undersigned and vote all shares of stock of CONTINENTAL HEALTH AFFILIATES, INC. standing in the name of the undersigned, with all the powers the undersigned would posses if personally present, as follows:

(1)   ELECTION OF DIRECTORS:

      FOR all nominees listed below (except     WITHHOLD AUTHORITY to vote
      as marked to the contrary below)          for any nominee listed below

Jack Rosen, Joseph Rosen, Israel Ingberman, Joseph M. Giglio, Bruce Slovin and Carl D. Glickman.

INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee's name in the space provided below.

                    ------------------------------------------

(2)   REVERSE STOCK SPLIT

      FOR approval of the amendment to the AGAINST approval of the amendment
      Certificate of Incorporation to     to the Certificate of Incorporation
      effectuate a reverse stock split    to effectuate a reverse stock split

(3) In their discretion, the proxies are authorized to vote upon any other business that may properly come before the meeting


                            (SIGN ON REVERSE SIDE)

      Please  sign  exactly  as  name  appears below.  Where shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, sign in partnership name by authorized person.


                                 Dated ____________________ 199_



                                 _______________________________
                                 SIGNATURE


                                ______________________________
                                SIGNATURE IF HELD JOINTLY


                                 THIS PROXY IS BEING SOLICITED BY THE BOARD OF DIRECTORS OF CONTINENTAL HEALTH AFFILIATES, INC. UNLESS OTHERWISE SPECIFIED, THIS PROXY WILL BE VOTED FOR THE ELECTION OF ALL SIX OF THE NOMINEES FOR ELECTION TO THE BOARD OF DIRECTORS LISTED ABOVE AND FOR THE PROPOSAL TO AMEND THE CERTIFICATE OF INCORPORATION TO EFFECTUATE A REVERSE STOCK SPLIT.